AGREEMENT REGARDING USE OF PROCEEDS FROM RCI/CCH NOTES RECEIVABLE

This Agreement is entered into by and between Nevada Gold & Casinos, Inc. ("NGC"), and Louise H. Rogers ("Rogers") as of November 13, 2007. NGC and Rogers are collectively referred to as the "Parties" or singly as a "Party."

I. Recitals

A. The Parties have contemporaneously with this Agreement entered into a Promissory Note in which Rogers loans $2 million to NGC. As part of that transaction, the Parties adopted the January 2006 Security Agreement dated January 19, 2006 (as amended) (collectively, the "1/06 SA"), as the security agreement for this $2 million loan.

B. To induce Rogers to make this loan, NGC has, in addition to the 1/06 SA, agreed to set aside proceeds from certain notes receivable between it and Clay County Holdings, Inc. ("CCH"), and/or Restaurant Connections International, Inc. ("RCI"), for payment of Rogers' $2 million loan to NGC, on the following terms and conditions:

II. General Terms and Conditions

A. NGC agrees that, immediately upon receipt of any funds from its notes receivable from CCH and/or RCI, it shall place $2,033,000.00 (the "RCI Proceeds") in an interest-bearing account separate from any and all other accounts held by NGC (although the funds may be held in an account at the same bank as other accounts held by NGC, but they must be in a completely separate account). NGC agrees that it will hold the RCI Proceeds in this account until the earlier of (1) repayment in full of all principal and accrued interest of Rogers' $2 million loan to NGC from another source, or (2) January 12, 2008. If Rogers' $2 million loan has not been paid from some other source on or before January 12, 2008, then NGC shall use the RCI Proceeds to pay Rogers in full all principal and accrued interest on the $2 million loan. NGC shall ensure that all principal plus accrued interest on the $2 million loan is paid to Rogers on or before January 12, 2008, regardless of the source of the funds for repayment. Failure to comply with any aspect of this provision constitutes a default by NGC under the $2 million loan and any security agreement related to the $2 million loan.

B. NGC agrees to provide Rogers' counsel with the bank name and account number for the bank account into which it places the RCI Proceeds, and shall provide to Rogers' counsel copies of bank statements from this account immediately upon receipt.

C. The 1/06 SA is incorporated by reference in this Agreement for all purposes as if fully set forth at length. Any rights and remedies granted to Rogers in this Agreement are cumulative of and in addition to any and all rights and remedies granted to Rogers in the 1/06 SA. NGC grants to Rogers a direct lien on these segregated RCI Proceeds and on the bank account in which the RCI Proceeds are held. Rogers agrees to promptly release this lien upon

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payment in full of all principal and accrued interest on the $2 million loan. NGC expressly agrees that, if it defaults on the $2 million loan (as that term is defined in the $2 million loan documents or in this Agreement), Rogers may garnish this bank account, and NGC expressly waives: (1) any notice or service of process related to any garnishment proceeding commenced by Rogers to collect on the $2 million loan from the RCI Proceeds, and (2) any and all defenses it may have to the garnishment proceeding (other than any claims for any offsets of any amounts paid to Rogers on the $2 million loan).

III. Miscellaneous Provisions

A. **Notices.** Any notice required or permitted by this Agreement shall be effective if given in accordance with the provisions set forth in the Credit Facility.

B. **Expenses.** NGC shall promptly pay, upon demand, any and all actual attorney's fees and out-of-pocket expenses incurred by Rogers related to this Agreement, and in no event shall these attorney's fees and expenses be paid later than thirty days after the date on which they are submitted to NGC. Additionally, NGC shall promptly pay all costs, expenses, taxes, assessments, insurance premiums, court costs, actual attorneys' fees, expenses of litigation, expenses of sales, and other similar and related expenses incurred by Rogers to enforce her rights and remedies under this agreement, regardless of whether they are incurred before or after the occurrence of a breach or incurred in connection with the perfection, preservation, or defense of her security interest, or the custody, protection, collection, repossession, enforcement, or sale of the Collateral. All of these attorney's fees and expenses that are not paid within thirty days of the invoice date shall bear interest at the Default Rate (as defined in the $2 million Promissory Note) from the invoice date until paid in full by NGC.

C. **Further Assurances.** NGC agrees to execute all other documents and instruments reasonably requested by Rogers or her attorney to effectuate the intent of this Agreement upon written request by Rogers or her attorney after the date of this Agreement.

D. **Amendment and Written Waiver.** No waiver, modification, or alteration of any provision of this Agreement, nor consent to any departure from the terms of it or from the terms of any other document, shall be effective unless it is in writing and signed by NGC and Rogers, and any executed waiver shall be effective only for the specific purpose and in the specific instance set forth in that document. Any document purporting to amend or modify this Agreement shall be of no force or effect unless the document expressly states that it is intended to amend or modify the Agreement and it is signed by all parties to this Agreement. No waiver by Rogers of any default or breach by NGC shall be deemed to be a waiver of any other or subsequent default or breach, nor shall the waiver be deemed to be a continuing waiver.

E. **Benefit.** This Agreement is binding upon and inures to the benefit of NGC and Rogers and their respective heirs, legal representatives, successors, and assigns, provided that NGC may not assign any rights, powers, duties, or obligations under this Agreement without the prior written consent of Rogers.

F. **Remedies Cumulative.** All rights and remedies of Rogers under this Agreement are cumulative of each other and of every other right or remedy that Rogers may otherwise have at law or in equity or under any other document for the enforcement of her rights and remedies or the enforcement of any duties of NGC or any other party liable in respect to the Obligations (as that term is defined in Appendix I to the January 2006 Security Agreement). The exercise by Rogers of one or more rights or remedies shall not in any way affect her right to exercise any of her other rights or remedies, or to subsequently exercise the same rights or remedies in the future.

G. **Course of Dealing.** No course of dealing between NGC, BHG, and Rogers, nor any failure or delay by Rogers in exercising any of her rights, powers, or privileges under this Agreement or under any other agreement shall operate as a waiver of any of Rogers' rights, powers, or privileges; nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise of that right, power, or privilege or the exercise of any other right, power or privilege.

H. **Severability.** The invalidity of any one or more phrases, sentences, clauses, paragraphs, or sections of this Agreement shall not affect the remaining portions of this Agreement. If any one or more of the phrases, sentences, clauses, paragraphs, or sections contained in this Agreement are invalid, or operate to render this Agreement invalid, then this Agreement shall be construed as if the invalid phrase or phrases, sentence or sentences, clause or clauses, paragraph or paragraphs, or section or sections had not been inserted.

I. **Governing Law; Venue.** The substantive laws of the State of Texas govern the validity, construction, enforcement, and interpretation of this Agreement unless the laws of the State of Texas require the application of the laws of another state. This Agreement is performable in Montgomery County, Texas.

The parties have executed this instrument to be effective as of November 13, 2007.

NEVADA GOLD & CASINOS, INC.

By: [signature]

ROBERT B. STURGES, CEO
3040 Post Oak Blvd., Suite 675
Houston, Texas 77056-6588

LOUISE H. ROGERS, as her Separate Property
2512 Alta Mira
Tyler, Texas 75701-7301